DuPont Capital Management

Code of Ethics Policy

I.

Code of Ethics

DuPont  Capital  Management  Corporation  (the  “Firm”)  embraces  many  guiding

principles,  the  most  important  of  which  is  integrity.    To  preserve  this  integrity

demands  the  continuing  alertness  of  every  employee.    Each  employee  must

avoid  any  activity  or  relationship  that  may  reflect  unfavorably  on  the  Firm  as  a result  of  a  possible  conflict  of  interest,  the  appearance  of  such  a  conflict,  the

improper   use   of   “inside   information”   or   the   appearance   of   any   impropriety.

Employees  must  place  the  interests  of  the  Firm’s  clients  ahead  of  their  personal interests and must treat all clients in a fair and equitable manner.

This  code  of  ethics  is  drafted  broadly  and  represents  the  Firm’s  effort  not  only  to meet  but  also  to  exceed  the  requirements  of  law  and  industry  practice  in  a

manner  consistent  with  the  Firm’s  high  standard  of  business  conduct.   Although

no  written  code  can  take  the  place  of  personal  integrity,  the  following,  in  addition to  common  sense  and  sound  judgment,  should  serve  as  a  guide  to  the  minimum

standards  of  proper  conduct.   Employees  are  cautioned  to  note  that  the  code

was  not  established  as  a  set  of  fixed  rules,  but  to  establish  guidelines  to support  the  principle  that  in  all  instances  of  conflicts  or  potential  conflicts,

the   interests   of   the   clients   must   be   protected   and   given   priority   over

personal interests and those of the Firm.

LEGAL REQUIREMENTS

The  Investment  Advisers  Act  of  1940  requires  that  the  Firm  have  safeguards  in place  to  prevent  personal  investment  activities  that  might  take  inappropriate

advantage  of  our  fiduciary  position.   In  addition,  Rule  17j-1  under  the  1940  Act

requires   the   Firm,   as   an   investment   adviser   or   subadviser   to   a   registered

investment  company  (a  “fund”),  to  adopt  a  written  code  of  ethics  containing provisions  reasonably necessary to  prevent  its  Access  Persons  from  engaging in

any  conduct  prohibited  by  that  rule.    These  safeguards  are  embodied  in  this

Code   of   Ethics.     Rule   204A-1  under   the   Investment   Advisers   Act   of   1940,

Sections  206  and  207  of  the  Investment  Advisers  Act  of  1940,  and  Rule  17j-1

under the 1940 Act, serve as the basis for much of what is contained in this Code

of  Ethics.   For  purposes  of  this  Code  of  Ethics:  (a)  the  term  “Client”  shall  include a  “fund;”  and  (b)  the  term  “Access  Person”  shall  include  each  employee  of  the

Firm.

The  requirements  cited  above  make  it  unlawful  for  any  employee  of  the  Firm,  in connection  with  the  purchase  or  sale  by  such  person  of  a  security  “held  or  to  be acquired” by a Client:

1.

To employ any device, scheme or artifice to defraud any Client;

2.

To  make  to  any  Client  any  untrue  statement  of  a  material  fact  or omit  to  state  to  such  Client  a  material  fact  necessary  in  order  to

March 2010

DuPont Capital Management

Code of Ethics policy

make  the  statements  made,  in  light  of  the  circumstances  under which they are made, not misleading;

3.

To  engage  in  any  act,  practice,  or  course  of  business  which operates  or  would  operate  as  a  fraud  or  deceit  upon  any  Client;

or

4.

To   engage  in   any   manipulative   practice  with   respect   to   any

Client.

A  security  is  “held  or  to  be  acquired”  if  within  the  most  recent  15 days  it  (i)  is  or  has  been  held  by  any  client,  or  (ii)  is  being  or  has been  considered  for  purchase  or  sale  by  the  Firm  for  any  client.

A  purchase  or  sale  includes  the  purchase  or  sale  of  an  option  to

purchase  or  sell.   “Client”  means  any  person  or  entity  for  which

the Firm serves as investment manager, adviser or sub-adviser.

Consistent  with  SEC  Rule 204A-1,  the  Firm  provides each  employee  with  a  copy

of  the  Code  of  Ethics  and  any  amendments  thereto.    Copies  will  generally  be

provided  by  electronic  means.    This  code  further  requires  each  employee  to

return  written  acknowledgement  of  the  receipt  of  the  code  and  amendments  to

the  Chief  Compliance  Officer  or  her  designee.   The  form  to  be  used  for  this  and

related purposes is included as Section F.XXVI of DCM’s Compliance Manual.

Special Considerations for Funds

Adoption,  Initial  Certification;  Material  Changes:  A  fund’s  board,  including  a majority  of  the  independent  board  members,  must  approve  the  Firm’s  Code  of

Ethics  and  any  material  changes  to  the  Code.   The  Firm  will  certify  to  the  fund’s

board  that  it  has  adopted  procedures  reasonably  necessary  to  prevent  Access

Persons  from  violating  the  Firm’s  Code  of  Ethics.   The  Firm  will  submit  to  the

fund  board  any  material  changes  to  the  Code  of  Ethics  to  enable  the  board  to approve such changes no later than six months after adoption of such changes.

Annual  Report  and  Certification:  At  least  annually,  the  Firm  will  furnish  to  the fund  board  a  written  report  that  describes  any  issues  arising  under  the  Firm’s

Code  of  Ethics  since  the  last  report  to  the  board,  including,  but  not  limited  to,

information  about  material  violations  of  the  Code  and  sanctions  imposed  in response  to  the  material  violations;  and  that  certifies  that  the  Firm  has  adopted procedures  reasonably  necessary  to  prevent  Access  Persons  from  violating  the

Code of Ethics.

Record-Keeping:  The  Firm  shall  keep  the  following  records  at  its  principal  place of  business  and  make  them  available  to  the  SEC  or  its  representatives  at  any time:

•

a  copy  of  the  Code  of  Ethics  that  is  in  effect,  or  at  any  time  within  the past five years was in effect, in an easily accessible place;

•

a  record  of  any  violation  of  the  Code  of  Ethics,  and  of  any  action  taken as  a  result  of  the  violation  in  an  easily  accessible  place  for  at  least  five years after the end of the fiscal year in which the violation occurs;

•

a   copy   of   each   report   made   by   an   Access   Person,   including   any

information  provided  in  lieu  of  the  reports,  for  at  least  five  years  after  the

March 2010

DuPont Capital Management

Code of Ethics policy

end  of  the  fiscal  year  in  which  the  report  is  made  or  the  information  is provided, the first two years in an easily accessible place;

•

a  record  of all  persons,  currently  or within  the  past  five  years, who are  or were  required  to  make  reports,  or  who  are  or  were  responsible  for reviewing these reports, in an easily accessible place;

•

a  copy  of  each  report  required  by  Rule  17j-1  under  the  1940  Act,  for  at least  five  years  after  the  end  of  the  fiscal  year  in  which  it  is  made,  the first two years in an easily accessible place; and

•

a  record  of  any  decision,  and  the  reasons  supporting  the  decision,  to approve  the  acquisition  by  Access  Persons  of  securities  in  an  Initial

Public  Offering  or  in  a  Limited  Offering,  for  at  least  five  years  after  the end of the fiscal year in which the approval is granted.

POLICY   REGARDING   INSIDER   TRADING   AND   PERSONAL   SECURITIES

TRANSACTIONS

Need for Policy

The  Firm  is  committed  to  ensuring  compliance  with  all  laws,  including  federal securities  laws,  and  E.  I.  du  Pont  de  Nemours  and  Company  (“DuPont”  or  the

“Company”)  policies.   In  addition,  the  Firm’s  employees  have  additional  ethical and legal obligations that must be fulfilled in order to maintain the confidence and trust of the Firm clients and to protect the assets entrusted to the Firm.

The  purpose  of  this  Policy  is  to  state  the  Firm’s  requirement  that  all  employees comply  fully  with  laws  prohibiting  insider  trading  and  tipping,  and  to  set  forth additional  requirements  and  provide  guidance  relating  to  employees’  personal

securities   transactions.

The   intent   is   to   avoid   even   the   appearance   of

impropriety.   This  Policy  is  not  intended  to  set  legal  standards  or  to  result  in  the imposition of criminal or civil liability that would not otherwise exist in the absence of the Policy.

Violations   by   an   employee   of   the   laws   against   trading   securities   while   in

possession  of  inside  information  (insider  trading)  or  improperly  disclosing  inside information  (tipping)  can  result  in  substantial  civil  liability  to  the  individual  violator and  the  Firm.  In  addition  to  termination  of  employment,  criminal  penalties  for  the

individual   violator   can   include   up   to   $1   million   in   fines   and   ten   years

imprisonment.

Definitions

For purposes of this Policy:

“Associated    Account”    means    securities    and    futures    accounts    of    the

employee’s   (i)   Immediate   Family,   (ii)   other   household   members,   including

domestic   partner,   as   well   as   (iii)   any   accounts   subject   to   an   employee’s

discretion  or  control  (e.g.,  custodial  and  trust  accounts),  and  (iv)  any  other accounts  in  which  the  employee  has  a  Beneficial  Interest  or  a  substantial  ability to  influence  transactions  (e.g.,  joint  accounts,  co-trustee  accounts,  partnerships,

investment clubs).

March 2010

DuPont Capital Management

Code of Ethics policy

“Beneficial  Interest”  shall  have  the  meaning  given  to  it  for  purposes  of  Rule

204A-1   and   shall   include   the   opportunity,   directly   or   indirectly,   through   any

contract,  arrangement,  understanding, relationship  or  otherwise,  to  profit  from, or

share  in  any  profit  derived  from,  a  transaction  in  the  subject  Security.    An

employee is deemed to have a Beneficial Interest in the following:

a.

Any  Security  owned  individually  by  the

employee;

b.

Any    Security    owned    jointly    by    the

employee  with  others  (for  example,  joint

accounts,  trusts,  investment  clubs  and

controlling    interests    in    corporations);

and

c.

Any  Security  in  which  a  member  of  the

employee’s   Immediate   Family   has   a

Beneficial  Interest  in  the  Security  if  the

Security   is   held   in   an   account   over

which    the    employee    has    decision-

making    authority    (for    example,    the

employee  acts  as  trustee,  executor,  or

guardian).    In  addition,  an  employee  is

presumed  to  have  a  Beneficial  Interest

in  any  Security  in  which  a  member  of

the  employee’s  Immediate  Family  has  a

Beneficial    Interest    if    the    Immediate

Family   member   resides   in   the   same

household    as    the    employee.

This

presumption   may   be   rebutted   if   the

employee  is  able  to  provide  the  Chief

Compliance    Officer    with    satisfactory

assurances  that  the  employee  has  no

material     Beneficial     Interest     in     the

Security  and  exercises  no  control  over

the

investment

decisions

made

regarding the Security.

An  employee  is  considered  to  have  a  Beneficial  Interest  in  Securities  if  he

or   she   has   or   shares   a   direct   or   indirect   “Pecuniary   Interest”   in   the

Securities.    A  Pecuniary  Interest  exists  if  he  or  she  has  the  opportunity,

directly   or   indirectly,   to   profit   or   share   in   any   profit   derived   from   a

transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

1.

Securities held by members of the employee’s Immediate Family sharing  the  same  household;  however,  this  presumption  may  be

rebutted   by   convincing   evidence   that   profits   derived   from

transactions  in  these  Securities  will  not  provide  the  employee with any economic benefit.

2.

An employee’s interest as a general partner in Securities held by a general or limited partnership.

March 2010

DuPont Capital Management

Code of Ethics policy

3.

An  employee’s  interest  as  a  manager-member  in  Securities  held by a limited liability company.

An  employee  does  not  have  an  indirect  Pecuniary  Interest  in  Securities held  by  a  corporation,  partnership,  limited  liability  company  or  other  entity in  which  he  or  she  holds  an  equity  interest,  unless  the  employee  is  a controlling  equity  holder  or  has  or  shares  investment  control  over  the

Securities held by the entity.

The  following  circumstances  constitute  a  Beneficial  Interest  by  an  employee  in

Securities held by a trust:

1.

Ownership  of  Securities  as  a  trustee  where  either  the  employee or  members  of  the  employee’s  immediate  family  have  a  vested interest in the principal or income of the trust.

2.

Ownership of a vested interest in a trust.

3.

Status  as  a  settlor  of  a  trust,  unless  the  consent  of  all  of  the beneficiaries  is  required  in  order  for  the  employee  to  revoke  the trust.

“Confidential  information”  means  any  non-public  information  concerning  the

Firm’s  activities  or  developed  by  the  Firm  or  received  by  the  Firm  under  an agreement  or  understanding  that  the  information  will  be  treated  in  confidence  or

used   only   for   a   limited   purpose,   regardless   of   whether   or   not   it   would   be

considered  important  by  investors.   Examples  of  confidential  information  include

planned  purchases  or  sales  for  client  accounts,  details  of  financial  transactions,

and identity and terms of client accounts.

“Equivalent  Security”  means  any  Security  issued  by  the  same  entity  as  the

issuer  of  a  subject  Security  that  may  be  convertible  into  that  Security.    For

example,  options,  rights,  stock  appreciation  rights,  warrants,  preferred  stock,

restricted stock, phantom stock and convertible bonds.

“Immediate Family” means any of the following persons who reside in the same household as the employee:

child

grandparent

son-in-law

stepchild

spouse

daughter-in-law

grandchild

sibling

brother-in-law

parent

mother-in-law

sister-in-law

stepparent

father-in-law

“Initial  Public  Offering”  means  an  offering  of  securities  registered  under  the

Securities  Act  of  1933,  as  amended  (“Securities  Act”),  the  issuer  of  which,

immediately before the registration, was not subject to the reporting requirements of the 1934 Act.

March 2010

DuPont Capital Management

Code of Ethics policy

“Inside  information”  means  non-public  information  (i.e.,  information  that  is  not available  to  investors  generally)  that  there  is  a  substantial  likelihood  that  a reasonable  investor  would  consider  to  be  important  in  deciding  whether  to  buy,

sell  or  retain  a  security  (e.g.,  stock,  bond,  option)  or  would  view  it  as  having

significantly  altered  the  “total  mix”  of  information  available.    Inside  information

includes,   but   is   not   limited   to,   non-public   information   relating   to   a   pending

merger,   acquisition,   disposition,   joint  venture,   contract   award  or   termination,

major  lawsuit  or  claim,  earnings  announcement  or  change  in  dividend  policy,

significant  product  development,  or  the  gain  or  loss  of  a  significant  client  or

supplier.    Any  non-public  information  may  be  inside  information  regardless  of whether it is developed internally or obtained from others (e.g., the issuer, current or  prospective  clients,  suppliers  or  business  partners)  and  whether  it  relates  to

DuPont or any other company or entity.   Information is still considered non-public

until   the   market   has   had   a   reasonable   time   after   public   announcement   to

assimilate and react to the information.

“Limited  Offering”  means  an  offering  that  is  exempt  from  registration  under  the

Securities Act.

“Security”   means   any   note,   stock,   treasury   stock,   security   future,   bond,

debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing  agreement,  collateral-trust  certificate,  preorganization  certificate  or

subscription,   transferable   share,   investment   contract,   voting-trust   certificate,

certificate of deposit for a security, fractional undivided interest in oil, gas or other

mineral   rights,   any   put,   call   straddle,   option,   or   privilege   on   any   security

(including a certificate of deposit) or on any group or index of securities (including any  interest  therein  or  based  on  the  value  thereof),  or  any  put,  call,  straddle,

option,  or  privilege  entered  into  on  a  national  securities  exchange  relating  to  a foreign  currency,  or,  in  general,  any  interest  or  instrument  commonly  known  as  a

“security,”  or  any  certificate  of  interest  or  participation  in,  temporary  or  interim certificate  for,  receipt  for,  guarantee  of,  or  warrant  or  right  to  subscribe  to  or

purchase,  any  of  the  foregoing.   “Security”  shall  not  include  direct  obligations

of  the  Government  of  the  United  States,  bankers’  acceptances,  bank  certificates

of    deposit,    commercial    paper,    high    quality    short-term    debt    instruments,

repurchase  agreements,  shares  issued  by  open-end  mutual  funds,  and  shares issued  by  unit  investment  trusts  that  are  invested  exclusively  in  one  or  more open-end funds.

Insider Trading, Tipping and Confidential Information

It is the policy of the Firm that employees:

•

Must  not  buy,  sell  or  recommend  that  anyone  else  buy,  sell,  or retain,  the  securities  of  any  company  (including  DuPont)  while  in

possession  of  inside  information  regarding  such  company.   This

prohibition   on   insider   trading   applies   not   only   to   personal

transactions, but also bars trading for client accounts.

•

Must  not  disclose  inside  information  to  anyone,  inside  or  outside the Firm (including family members), except to those who have a need  to  know  such  information  in  order  for  the  Firm  to  carry  on

its   business   properly   and   effectively.      Also,   any   permitted

disclosure  may  only  be  made  under  circumstances  that  make  it reasonable  to  believe  that  the  information  will  not  be  misused  or improperly disclosed by the recipient.

March 2010

DuPont Capital Management

Code of Ethics policy

•

Must  use  the  Firm’s  confidential  information  solely  for  legitimate

Firm    purposes    and    must    not    improperly    disclose    such

information.

•

Must  use  and  protect  all  confidential  information  received  from others  strictly  in  accordance  with  the  terms  of  the  agreement  or understanding  under  which  the  information  was  received  and with  at  least  the  same  degree  of  care  that  would  be  applied  to the Firm’s comparable confidential information.

Personal Securities Transactions and Holdings

The Firm’s employees are permitted to invest for their own account, provided that

such   investment   activity   must   always   comply   with   applicable   laws   and

regulations  and  must  be  carried  out  in  a  manner  consistent  with  the  Firm’s

policies.     In   addition,   personal   securities   transactions   must   avoid   even   the

appearance of a conflict of interest.

The  procedures  and  guidelines  listed  below  specify  reporting  obligations  and additional  rules  of  conduct  that  must  be  adhered  to  by  the  Firm’s  employees

regarding   transactions   and   holdings   in   personal   and   Associated   Accounts.

However,  pre-clearance  and  reporting  of  personal  Securities  transactions  and adherence  to  the  other  rules  discussed  below  do  not  relieve  employees  of responsibility  for  compliance  with  the  proscriptions  against  insider  trading  and tipping set forth above.

Attachment A provides a summary of pre-clearance and reporting requirements.

A.

Pre-Clearance

1.

Transactions  in  an  employee’s  personal  accounts  or  Associated

Accounts must  be  pre-cleared  in accordance with this policy.   As

indicated  by  the  attached  Reporting  Summary,  transactions  in some securities are exempt.

2.

Transactions  not  effected  by  the  close  of  business  on  the next  trading  day  after  the  authorization  is  granted  must  be

re-cleared.   In  other  words,  clearance  is  granted  for  a  maximum of  two  business  days,  the  day  on  which  the  trade  is  cleared  and the next business day.

3.

Employees   must   receive   clearance   prior   to   engaging   in   a

transaction  involving  any  publicly  traded  equity  security  (or  any options  or  futures  relating  to  such  a  security)  unless  the  security

or  transaction  is  designated  exempt  by  this  Policy.    Clearance

must  be  obtained  using  the  online  Personal  Trade  Reporting

(“PTR”)    system.

Approval    will    be    confirmed    or    denied

electronically,  and  an  electronic  record  (“Trading  Log”)  will  be

maintained  indicating  whether  or  not  clearance  was  given.    If

clearance  is  not  given,  the  employee  must  not  proceed  with  the

transaction.      The   fact   that   clearance   is   denied   should   be

considered    as    confidential    information    and    must    not    be

disclosed.

March 2010

DuPont Capital Management

Code of Ethics policy

4.

Employees  must  also  receive  clearance  prior  to  engaging  in  a transaction involving any publicly traded fixed income security (or any  options  or  futures  relating  to  such  a  security)  unless  the

security   or   transaction   is   designated   exempt   by   this   Policy.

Clearance   must   be   obtained   using   the   online   PTR   system.

Approval  will  be  confirmed  or  denied  electronically,  and  Trading

Log  will  be  maintained  indicating  whether  or  not  clearance  was given.

5.

Clearance  will  be  granted  by  the  PTR  system  if  there  are  no transactions  for  the  security  in  any  of  the  Firm’s  client  accounts within  the  past  seven  (7)  calendar  days,  if  there  are  no  open orders  in  the  trading  systems  for  the  security,  and  the  security  is not on the personal trading restricted list.

6.

If  clearance  is  not  given,  decisions  may  be  appealed  to  (a)  the

President  and  CEO;  the  Head  of  Global  Equities;  the  Head  of

International  Equities;  or  their  designee,  in  the  case  of  equities;

or  (b)  to  the  President  and  Chief  Executive  Officer;  the  Chief

Investment  Officer,  Fixed  Income  Investments;  or  their  designee

in  the  case  of  fixed  income.   Employees  will  submit  their  appeal

requests   through   the   PTR   system   so   that   an   audit   trail   of

requests   and   approvals   is   created.     The   PTR   system   will

electronically indicate  approval  or  denial.   Trades  must  not occur

before such approval is actually received.

7.

Employees  in  the  Private  Markets  group,  in  addition  to  other

clearances   required,   must   obtain   clearance   of   the   Managing

Director,   Private   Markets,   the   President   and   CEO,   or   their

designee  prior  to  engaging  in  any  transaction  in  a  security  in  the

Private  Markets  portfolio  or  a  security  being  considered  as  an

addition  to  the  portfolio.    Employees  will  submit  their  requests

through  the  PTR  system  so  that  an  audit  trail  of  requests  and approvals is created.  The PTR system will electronically indicate

approval  or  denial.   Trades  must  not  occur  before  such  approval

is actually received.

8.

The   clearance   procedure   is   intended   to   avoid   inadvertent

conflicts  or  the  appearance  of  conflicts.    Thus,  these  reporting

and   clearance   procedures   do   not   relieve   the   employee   of

responsibility  for  compliance  with  insider  trading  laws  and  this

Policy.

B.

Quarterly Transaction Reports

1.

Employees  must  report  trades  in  any  personal  or  Associated

Account  within  thirty  (30)  days  following  the  calendar  quarter  in

which  such  transactions  occur.    Employees  must  report  trades

using  the  PTR  system.   As  indicated  by  the  attached  Reporting

Summary, transactions in some securities are exempt.

March 2010

DuPont Capital Management

Code of Ethics policy

2.

Transactions  effected  pursuant  to  an  automatic  investment  plan

generally do not have to be reported.   Automatic investment plan

participants    must    determine,    well    in    advance,    what    their

investments  will  be,  and  the  pre-determined  schedule  does  not leave the employee in a position to  time  their  own  trades  against clients’ trades, or to act on newly discovered information.

3.

All  employees  must  arrange  for  the  Chief  Compliance  Officer  to receive  directly  from  any  broker,  dealer  or  bank  duplicate  copies

of   account   statements   covering   Securities   transactions   and

holdings  for  each  brokerage  account  in  which  the  employee  has a  direct  or  indirect  Beneficial  Interest,  regardless  of  what,  if  any,

Securities  are  maintained  in  such  accounts.   Thus,  for  example,

even  if  the  brokerage  account  contains  only  mutual  funds  or other  securities  exempt  from  reporting  and  the  account  has  the capability to have reportable Securities traded in it, the employee maintaining  such  account  must  arrange  for  duplicate  account statements to be sent to the Chief Compliance Officer.  Duplicate statements  are  required  for  dividend  reinvestment  plans,  “blind”

managed  accounts,  individual  retirement  accounts  (“IRAs”)  and

other  automatic  investment  vehicles.    The  foregoing  does  not

apply   to   transactions   and   holdings   in   registered   open-end

investment   companies   (e.g.,   mutual   funds)   or   the   DuPont

Retirement   Savings   Plan.,     However,   Merrill   Lynch   accounts

provided  by  DuPont  to  hold  proceeds  from  the  DuPont  Shares and  Long  Term  Incentive  program  are  not  exempt  and  duplicate

account   statements   must   be   provided.     Attachment   B   is   an

example of an instruction letter to a broker.

C.

Initial and Annual Holdings Reports

1.

Within  ten  (10)  days  after  the  first  day  of  employment,  each employee  must  submit  a  list  of  Securities  held  in  their  personal and  Associated  Accounts  effective  on  the  date  they  joined  the

Firm.   The  holdings  report  must  include  specific  data  regarding each  investment  not  excluded  from  reporting  requirements  by other  portions  of  this  policy,  and  the  report  must  include  the names  of  all  brokers,  dealers  or  banks  with  which  the  employee maintains  an  account  in  which  any  securities  are  held  for  the

employee’s  direct  or  indirect  benefit.    Employees  must  report

holdings using the PTR system.

2.

Employees  must  submit  annual  holdings  reports  by  February

14th  each  year  listing  holdings  in  their  personal  and  Associated

Accounts effective December 31st of the prior year.  The holdings report  form  and  content  are  the  same  as  described  in  item  1 above.

3.

As   noted   above,   employees   must   arrange   for   the   Chief

Compliance  Officer  to  receive  directly  from  any  broker,  dealer  or bank  duplicate  copies  of  account  statements  covering  securities transactions  and  holdings  for  each  brokerage  account  in  which the employee has a direct or indirect Beneficial Interest.

March 2010

DuPont Capital Management

Code of Ethics policy

D.

Additional Rules for Portfolio Managers and Analysts

Personal  trades  that  are  pre-cleared   can  still  result  in  potential

conflicts with trades in clients’ accounts.  Pre-clearance helps avoid many potential conflicts, but the nature of securities markets makes it  impossible  to  implement  a  comprehensive  automated  process.

Investment  Persons  are  personally  responsible  for  avoiding  any conflicts  with  client  portfolios  for  which  they  make  or  help  make

investment  recommendations.   Receiving  pre-clearance  for  a  trade

does not relieve an Investment Person of that responsibility.

1.

All  portfolio  managers  and  analysts  directly  participating  in  the decision  or  recommendation  to  buy,  sell,  or  retain  a  particular security  must  disclose  by  e-mail  to  their  immediate  management

(with a copy to the Head of Compliance):

•

Any  direct  or  indirect  personal  holdings  of  such  security or affiliations with the issuer of such security.

•

Any  changes  in  direct  or  indirect  personal  holdings  of such  security  or  changes  in  the  employee’s  (including his  or  her  immediate  family)  affiliations  with  the  issuer  of such security.

The  personal  holdings  disclosure  shall  include  the  name  of  the security  and  the  number  of  shares,  units,  or  principal  amount held.

An  initial  or  updated  disclosure  shall  be  made  within  ten  (10)

days  of  any  of  the  following  events:     (a)  commencement  of

employment  with  DCM,  (b)  reassignment  to  an  initial  or  new

portfolio   manager   or   analyst   role,   (c)   a   change   in   coverage

assignment,  e.g.,  sectors  covered,  (d)  a  change  in  the  PM  or analyst’s  immediate  manager,  or  (e)  lapse  of  one  year  since  the employee’s most recent disclosure regarding such security.

Notwithstanding    the    above    timing    requirements,    the

employee   must   ensure   that   he   or   she   has   provided   the

required  disclosure  prior  to  communicating  or  reaffirming  a recommendation to buy, sell, or retain such security.

For  example:  an  analyst  purchases  a  security  in  his  personal

account,   and   eight   days   later   recommends   that   the   same

security   be   purchased   for   a   client’s   account.     The   personal

ownership  must  be  disclosed  to  his  immediate  manager  and  to the  Head  of  Compliance  prior  to  making  the  recommendation  on the  client’s  behalf,  even  though  the  recommendation  was  made within the 10 day reporting period that would otherwise apply.

The  initial  and  annual  holdings  report  disclosures  are  not sufficient to satisfy this requirement.

March 2010

DuPont Capital Management

Code of Ethics policy

2.

No  analyst  or  portfolio  manager  is  permitted  to  buy  or  sell  a

security   for   their   own   account   until   all   transactions   for   their

assigned  accounts  have  been  completed.   The  clients’  interests

must always take precedence, even if it requires the employee to delay taking action and suffer financial loss.

3.

Portfolio   managers   and   analysts   are   prohibited   from   trading

securities   in  their   personal   accounts   or   Associated   Accounts

within  seven  (7)  calendar  days  before  or  after  a  portfolio  they

manage  trades  in  that  security.   The  President  and  CEO  or  the

Chief  Compliance  Officer may  grant special  exemptions  in cases

of  hardship  or  other  unusual  circumstances.    Approval  of  the

exemption    must    be    obtained    prior    to    making    the    trade.

Employees will submit their requests  through the PTR system so

that an audit trail of requests and approvals is created.   The PTR

system  will  electronically  indicate  approval  or  denial.    Trades

must not occur before such approval is actually received.

4.

Orders  placed  with  the  Trading  Desks should  be  treated  with  the

highest  degree  of  confidentiality.    Such  orders  should  not  be

discussed with persons outside the Firm.

5.

Subject  to  restrictions  on  insider  trading  and  tipping  and  any other  requirements  to  keep  information  confidential,  employees

are   obligated   to   make   information   received   as   a   result   of

employment  with  the  Firm  known  to  other  analysts  and  portfolio

managers    whose    accounts    might    be    interested    in    such

information.   However,  employees  may  not  misappropriate  such

information for their own financial benefit.

6.

Employees   directly   responsible   for   investment   decisions   are

prohibited  from  selling  a  security  short  which  is  held  in  client accounts  assigned  to  such  employee,  except  that  short  sales may  be  made  “against  the  box”  (the  individual  already  owns  the stock)  for  tax  or  hedging  purposes  with the  approval  of  the  Head of Global Equities; the Head of  Fixed Income Investments; Head

of Private Equity or the President and CEO.

E.  Additional Rules for Everyone

1.

Profits    from    short-term    trading    of    securities    are

prohibited,  and  employees  will  be  required  to  donate

any  such  profits  to  a  recognized  charity.   Securities  may

be   sold   pursuant   to   a   bona   fide   tender   offer   without

disgorgement    of    profits.

The    President    and    Chief

Executive  Officer  or  the  Chief  Compliance  Officer  may

grant   special   exemptions   in   cases   of   hardship   or   other

unusual circumstances.  Approval of the exemption must be

obtained  prior  to  making  the  trade.    Short-term  trading  is

defined  as  the  purchase  and  sale,  or  sale  and  purchase,  of the  same  or  equivalent  security  within  60  calendar  days.

Employees  should  be  prepared  to  hold  investments  for  a significant interval to avoid the appearance of opportunistic

March 2010

DuPont Capital Management

Code of Ethics policy

trading  in  front  of  transactions  for  the  Firm’s  accounts.

Short-term  trading  of  any  kind  is  strongly  discouraged,  and employees  must  specifically  identify  all  short-term  trades on  their  quarterly  transaction  reports,  including  those  on which there was no profit.

2.

Employees   must   report   short-term   trades   in   open-end

mutual  funds  and  other  securities  otherwise  excluded  from

clearance  and  reporting  requirements.    Trades  in  money

market  mutual  funds  are  exempt.    Short-term  trading  is

defined  as  the  purchase  and  sale,  or  sale  and  purchase,  of the  same  or  equivalent  security  within  60  calendar  days.

Frequent   short-term   trading   of   mutual   funds   and   other

transactions   excluded   from   clearance   requirements   may

result    in    suspension    of    trading    privileges    or    other

disciplinary action.

3.

Employees  are  prohibited  from  purchasing  securities  in  an initial public offering.

4.

Employees   shall   not   acquire  any   securities   in  a   private

placement  without  prior  written  approval  of  the  President and  CEO.  The  written  request  for  approval  must  include

full    details    of    the    proposed    transaction,    including

certification  that  the  investment  opportunity  did  not  arise by  virtue  of  the  employee’s  activities  on  behalf  of  the  Firm

or   its   clients.   A   copy   of   the   written   approval   must   be

submitted to the Chief Compliance Officer or her designee.

5.

No  employee  may  solicit  or  accept  an  offer  made  by  any

person   if   as   a   result   the   employee   would   be   able   to

purchase  or  sell  a  security  at  a  price  or  under  conditions more favorable than those offered to the Firm’s clients.

6.

Although  the  Firm’s  employees  may  conduct  trading  for their  own  account  within  the  limits  of  this  policy,  trading

during  working  hours  should  be  limited.   Extensive  trading

may  be  considered  a  violation  of  this  Policy,  and  the  Firm reserves  the  right  to  restrict  trading  in  such  circumstances.

In   addition,   the   Firm   reserves   the   right   to   prohibit

employees from trading in certain securities or markets.

7.

Employees  are  accountable  for  complying  with  the  spirit  of this  policy,  not  just  following  the  minimum  rules  outlined

herein.     That   means   conducting   personal   trading   in   a

manner  that  avoids  even  the  appearance  of  a  conflict  of

interest.   For  example,  a  portfolio  manager  or  analyst  who

March 2010

DuPont Capital Management

Code of Ethics policy

repeatedly executes personal trades exactly 8 days before or

after   trading   the   same   securities   for   his   or   her   clients’

portfolios  is  violating  the  spirit  of  this  policy.   Likewise,  a

non-Portfolio  Person  who  repeatedly  obtains  clearances  to trade  securities  one  or  two  days  before  the  same  securities

are   traded   in   clients’   accounts   is   at   least   creating   the

appearance of a conflict.

Violations

All  employees  must  strictly  observe  the  provisions  of  this  Policy.   An  employee’s

actions  with  respect  to  matters  governed  by  this  Policy  are  significant  indications

of the individual’s judgment, ethics, and competence.   Accordingly, any actions in

violation of this Policy will constitute an important element in the evaluation of the employee  for  retention,  assignment,  and  promotion.  Violations  of  this  Policy  will be  grounds  for  appropriate  disciplinary  action,  including  reduced  compensation or discharge.

Violations  and  proposed  sanctions  are  documented  by  the  Chief  Compliance

Officer  (or  her  designee)  and  submitted  to  the  President  and  Chief  Executive

Officer  for  review  and  approval.   In  some  cases,  the  Fiduciary  Committee  may

assist  in  determining  the  materiality  of  the  violation  and  appropriate  sanctions.

Records  of  all  reviews  are  the  responsibility  of  and  will  be  maintained  by  the

Compliance Department.

In determining the materiality of the violation, reviewers will consider:

•

Evidence of violation of law, policy or guideline.

•

Indications  of  fraud,  neglect  or  indifference  to  Code  of  Ethics provisions.

•

Frequency of repeat violations.

•

Level of influence of the violator.

In assessing the appropriate penalties, other factors considered will include:

•

The extent of harm (actual or potential) to client interests.

•

The extent of personal benefit or profit.

•

Tenure and prior record of the violator.

•

The  degree  to  which  there  is  a  personal  benefit  or  perceived benefit  from  unique  knowledge  obtained  through  employment with the Firm.

•

The  level  of  accurate,  honest  and  timely  cooperation  from  the violator.

•

Any mitigating circumstances that may exist.

March 2010

DuPont Capital Management

Code of Ethics policy

Responsibility

Each  employee  should,  in  addition  to  ensuring  personal  compliance,  assist  in

monitoring  overall  compliance.    Employees  who  believe  another  employee  is

engaged  in  conduct  prohibited  by  this  policy,  or  that  any  other  person  or  firm representing  the  Firm  is  engaged  in  such  conduct,  will  promptly  report  such information  to  the  appropriate  level  of  management  and  the  Chief  Compliance

Officer.   The  Chief  Compliance  Officer  or  her  designee  will  promptly  investigate

the  matter  and  take  action.   If  an  employee  prefers,  instances  of  noncompliance

may  be  reported  through  the  DuPont  Ethics  and  Compliance  Hotline  at  (800)

476-3016  or  (302)  774-1300.   There  will  be  no  retribution  against  any  employee

for  making  such  a  report,  and  every  effort  will  be  made  to  protect  the  identity  of the reporting employee.

Managers   are   required   to   take   appropriate   measures   to   ensure   that   their

employees   understand   and   comply   with   this   Policy.     All   employees   shall

acknowledge  and  certify  in  writing,  when  first  assigned  to  the  Firm  and  not  less

frequently   than   every   year   thereafter,   their   commitment   to   comply   with   this

Policy.

The  Chief  Compliance  Officer  and  DCM’s  President  and  Chief  Executive  Officer

shall   be   responsible   for   the   interpretation   and   enforcement   of   this   Policy.

Employees  with  questions  concerning  whether  conduct  is  consistent  with  the

mandates   of   this   Policy   shall   consult   the   Chief   Compliance   Officer   prior   to

engaging in such conduct.

Confidential Treatment

The  Chief  Compliance  Officer  and  support  staff  will  use  their  best  efforts  to

assure   that   all   requests   for   preclearance,   all   personal   securities   transaction

reports   and   all   reports   of   securities   holdings   are   treated   as   “Personal   and

Confidential.”    However,  such  documents  will  be  available  for  inspection  by appropriate regulatory agencies, and by other parties within and outside the Firm as are necessary to evaluate compliance with or sanctions under this Policy.

FOREIGN CORRUPT PRACTICES ACT / ANTICORRUPTION

General Policy

As  a result  of its  business activities  in the international market, DCM is subject to

various laws that prohibit the bribery of foreign public officials.   These include the

United States Foreign Corrupt Practices Act (“FCPA”) as well as similar laws that have  been  enacted  in  many  other  countries,  including  the  United  Kingdom,  the

European   Union   and   the   member   states   of   the   Organization   for   Economic

Cooperation  and  Development.   The  FCPA  prohibits  payments  and  promises  or

offers   to   pay   money   and   other   “things   of   value”   to   influence   officials   of

governments outside the United States.

All  contacts  with  government  officials  by  DCM  and  those  acting  on  DCM’s  behalf

must  be  completely  lawful,  ethical  and  beyond  reproach.    To  that  end,  DCM’s

Anticorruption  Policy,  included  as  Section  F.XXV  of  DCM’s  Compliance  Manual,

prohibits  all  bribes,  kickbacks,  or  other  inducements  to  Government  Officials  (as

March 2010

DuPont Capital Management

Code of Ethics policy

defined   below)   designed   to   influence   sales   or   obtain   favorable   business

arrangements or other improper advantage.

With   the   exception   of   certain   modest   gifts,   meals   and   entertainment,   DCM

personnel  may  not  offer  or  provide,  directly  or  indirectly,  anything  of  value  to  a

Government  Official  or  his/her  family  members.    For  purposes  of  this  Policy,

“Government  Official”  is  any  officer,  employee,  agent,  representative  or  other person acting on behalf of:

•

a    national,    state,    provincial    or    local    governmental    body,

department   or   agency,   a   political   party,   or   a   candidate   for

political office (including the candidate);

•

an  entity  owned  or  controlled  by  any  national,  state,  provincial  or

local   government,   including   any   entity   engaged   in   ordinary

commercial activity; and

•

a  public  international  organization,  such  as  the  United  Nations,

UNESCO,  the  World  Bank,  the  International  Monetary  Fund,  the

Asian Development Bank, or similar institution.

DCM’s   Gift   Policy,   discussed   below,   contains   specific   provisions   relating   to

Government  Officials.    As  a  general  matter,  the  Gift  Policy  permits  gifts  and entertainment  for  Government  Officials  so  long  as:  (i)  they  are  pre-approved  by the  Chief  Compliance  Officer;  (ii)  they  are  not  lavish  or  excessive  in  value;  (iii)

they  are  consistent  with  local  law,  custom  and  practice;  and  (iv)  they  would  not be  construed  or  perceived  to  be  a  bribe,  payoff  or  attempt  to  obtain  an  improper advantage.

Any request by a Government Official attempting to obtain money, goods or other things  of  value  from  DCM  in  exchange  for  the  wrongful  use  of  the  Government

Official’s  position  or  as  a  condition  to  perform  certain  duties  the  Government

Official   is   normally   obligated   to   or   authorized   to   perform   must   be   reported

immediately to the Compliance Department.

Dealings with Consultants, Agents, and Other Intermediaries.

As  previously  noted,  the  FCPA  and  DCM’s  Anticorruption  Policy  prohibit  the

making   of   improper   payments   both   directly   and   indirectly.     DCM   and   its

employees may violate the FCPA if they know – or are legally deemed to know –

that  improper  payments  are  being  made  on  DCM’s  behalf  through  third  parties.

Under  the  FCPA,  a  person  may  be  deemed  to  “know”  of  improper  payments even  without  actual  knowledge  of  such  payments,  where  that  person  knows  of

facts  suggesting  a  high  likelihood  that  such  payments  are  being  made.    To

ensure  compliance  with  the  provisions  of  the  FCPA,  DCM  and  its  employees must  exercise  caution  in  these  matters,  particularly  in  dealing  with  consultants,

agents   and   other   intermediaries   that   may   interact   on   behalf   of   DCM   with

Government   Officials   (collectively,   “Representatives”).     One   of   the   highest

corruption  risk  areas  often involves  the  activities of a Representative in a country where  payments  or other practices  prohibited  under  the  FCPA  may  be  prevalent.

If  DCM  employs  such  Representatives,  DCM  will  adopt  appropriate  procedures prior to engaging such Representatives.

March 2010

DuPont Capital Management

Code of Ethics policy

GIFTS AND ENTERTAINMENT POLICY

General Guidelines

The   giving   of   business   gifts   is   a   customary   way   to   strengthen   business

relationships.

However,   U.S.   federal   and   state   laws   contain   numerous

restrictions   on   the   giving   and   receiving   of   gifts,   particularly   with   respect   to

Governmental   Officials.     Apart   from   these   legal   restrictions,   the   giving   and

receiving of gifts can create the appearance of potential conflicts of interest.   Any

giving or receiving of gifts by DCM and its employees must be in compliance with the  policy  below  as  well  as  the  Anticorruption  Policy  included  as  Section  F.XXVI of the Compliance Manual.

Consistent  with  the  Firm’s  value  for  maintaining  uncompromising  standards  of personal and professional ethical conduct, the following are guidelines to be used by  employees  as  a  minimum  standard  of  conduct  with  respect  to  the  acceptance of  gifts  and  entertainment  from  or  the  giving  of  gifts  and  entertainment  to  current

and/or  prospective  service  providers  and  clients.   This  policy  does  not  replace,

but  is  a  complement  to  the  E.I.  DuPont  de  Nemours  and  Company’s  Business

Ethics Policy.

Some   of   DCM’s   investment   management   agreements,   such   as   those   with

governmental   agencies,   may   impose   stricter   requirements   on   the   offer   or

provision of gifts or entertainment.  In such cases, the terms of the agreement will apply.

Gift Policy

The  term  “gifts”  encompasses  a  wide  range  of  gifts,  benefits,  compensation  or consideration  including,  without  limitation,  tickets  to  sporting  events,  golf,  theater

events   and   concerts,   plane   tickets,   clothing,   watches   and   jewelry,   sports

equipment and memorabilia, food, alcohol and cash/gift cards.

Employees must observe the following guidelines when giving or receiving gifts:

•

All gifts, given or received, should be reasonable, customary and in accordance with normally accepted business practices;

•

All   gifts   and/or   entertainment,   given   or   received,   must   be

permitted by law and permitted by the third party’s own policies;

•

Never  offer  or  accept  extravagant  or  excessive  entertainment  to or  from  a  current  or  prospective  investor,  consultant,  third  party marketer,  or  fund  manager,  regardless  of  whether  DCM  has  an investment relationship with such person or entity;

•

Never offer or accept cash gifts or cash equivalents;

•

Never  offer  anything  of  value  to  a  third  party  to  influence  or reward action;

•

A business courtesy such as a gift or entertainment should never be  offered  or  accepted  under  circumstances  that  might  create the appearance of an impropriety; and

March 2010

DuPont Capital Management

Code of Ethics policy

•

Never  offer  or  accept  a  gift  if  public  disclosure  of  the  gift  would be embarrassing to DCM or the third party.

The following may not be accepted or given under any circumstances:

•

Money

•

Gift certificates

•

Stocks,  bonds,  notes,  loans  or  any  other  evidence  of  ownership or obligation.

•

Gifts  from  or  to  prospective  vendors  or  clients  (except  for  token promotional items).

The following may be accepted or given:

•

Perishable gifts.  At the DCM recipient’s discretion, such gifts are to be shared with all employees of the Firm or donated to charity.

•

Books,    which    have    been    autographed,    personalized    or

emblazoned with the logo of the firm the giver represents.

•

Other  promotional  gifts  which  are  customary,  and  which  have  a

value  of  less  than  $50.    Examples  include  logo  emblazoned

umbrellas, golf balls and ballpoint pens.

If a gift outside the above guidelines is received:

•

Return to sender with a letter of acknowledgement, accompanied by  an  explanation  of  the  Firm’s  policy,  or  donate  the  item  to charity on behalf of the sender.

•

If   returning   the   gift   or   donating   it   to   charity   is   deemed

inappropriate  due  to  the  nature of  the  relationship,  the  gift  (along with  its  estimated  value)  should  be  reported  to  the  employee’s

manager.   The  manager  will  consult  with  the  chairperson  of  the

Fiduciary  Committee  to  determine  the  proper  action.   Any  such

consultation  will  be  documented  in  the  minutes  of  the  Fiduciary

Committee.

Entertainment Policy

•

When  a  DCM  employee  is  being  entertained,  the  vendor  should be present for all such entertainment.

•

If  the  vendor  is  not  present  for  the  entertainment,  the  employee

should   pay   fair   value;   otherwise,   the   invitation   should   be

declined.

•

When  DCM  is  evaluating  a  new  or  expanded  relationship  with  a vendor, no entertainment (other than meals) may be accepted.

March 2010

DuPont Capital Management

Code of Ethics policy

•

Entertainment  (including  meals)  with  a  value  exceeding  $500 should  be  approved  in  advance  by  DCM’s  President  and  CEO.

Whenever   practicable,   this   policy   applies   to   entertainment

provided  at  conferences,  seminars,  etc.   If  advance  approval  is

not practicable, the employee should notify his/her manager

of    the    entertainment    as    soon    as    possible    following

completion   of   the   event   or   as   agreed   upon   with   DCM’s

President and CEO.

•

A   DCM   employee   should   be   present   for   all   entertainment

provided to clients.

Travel & Conferences

To   ensure   avoidance   of   the   appearance   of   impropriety,   the   purpose   of   all

business  travel  should  be  reviewed  with  management.   This  particularly  applies

to travel destinations that are typically considered vacation areas.

•

The  Firm  should  always  pay  for  business  travel.    Exceptions

must  be  approved  in  advance  (in  writing)  by  the  employee’s manager.

•

Vendor   paid   expenses   to   conferences,   seminars,   etc.   are

acceptable  only  when  the  same  treatment  is  provided  to  other clients.

.

.Gifts to Government Entities, Unions, or their Officials

Providing  or  receiving  meals,  entertainment  or  other  gifts  to  or  from  a  U.S.

federal,  state,  local  or  foreign  governmental  entity,  or  an  official,  employee  or agent  of  a  governmental  entity  (including  investment  consultants  representing  a governmental  entity)  with  whom  DCM  is  likely  to  do  business,  is  negotiating  a business  transaction,  or  is  actually  doing  business  may  constitute  a  violation  of state  or  local  ethical  statutes,  regulations  or  bribery  laws,  even  in  the  absence  of

any  intent  to  influence  the  Government  Official’s  decision.   For  this  reason,  any

gifts given to or received from a Government Official (including any foreign, state,

or local political or campaign contributions) require the prior approval of the Chief

Compliance   Officer.      The   Chief   Compliance   Officer   will   review   any   such

proposed  gifts  and  may  consult  with  DCM’s  internal  legal  counsel  to  determine whether  and  to  what  extent  DCM  and  its  personnel  may  give  or  receive  such gifts.

If  you  are  unable  to  confirm  that  any  individual  is  not  a  “Government  Official,”  as defined  above,  you  should  seek  assistance  from  the  Chief  Compliance  Officer.

With  regard  to  any  such  gift  or  entertainment,  the  Chief  Compliance  Officer  will review  with  Marketing  and  Client  Services  their  marketing  plans  and  consult  with

DCM’s  internal  legal  counsel  to  determine  whether  and  to  what  extent  DCM  and its personnel may give, provide or receive such gifts or entertainment.

ERISA  prohibits  fiduciaries  from  receiving  any  consideration  in  connection  with  a

transaction  involving  the  assets  of  an  ERISA  plan.    Section  4975  of  the  Code

contains  a  similar  prohibition.   Case  law  on  the  application  of  these  and  related

provisions is not well-developed.  Therefore, in addition to the usual requirements

March 2010

DuPont Capital Management

Code of Ethics policy

involving  gifts  and  entertainment,  DCM  and  its  employees  should  normally  avoid giving or accepting gifts that relate to accounts that are employee benefit plans or funds that are subject to ERISA (“Benefit Plan Accounts”) or to IRAs and avoid all but routine entertainment for such accounts.

With  respect  to  clients  that  are  private-sector  unions,  union  officials,  or  pension or  other  employee  benefit  plans  sponsored  by  such  unions,  DCM  must  file

Department  of  Labor  Form  LM-10  if  DCM  provides  any  thing  of  value  (including gifts,  meals,  and  other  client  entertainment)  to  any  such  union  or  to  persons associated  with  the  union  or  plan  such  as  union  officials  or  union-appointed

trustees)  in  excess  of  $250  per  union  or  person  per  year.    In  addition,  certain

states  and  other  jurisdictions  have  their  own  dollar  amount  limitations  and  other restrictions  in  relation  to  gifts  to,  among  others,  city,  county,  state,  union,  or pension employees.

Advance Approval and Reporting

The  prior  approval  of  the  President  and  CEO  will  be  required  with  respect  to  the giving  or  receiving  of  any  of  the  following  categories  of  gifts:  (i)  any  gift  with  a value  of  $500  or  more  (measured  per  item,  or,  in  the  case  of  group  dinners  or tickets to sporting events and the like, measured per person), (ii) any gift given to or  received  from  a Government  Official, or  (iii) any  other gift  that  may  reasonably be seen as violating DCM’s general policy with respect to gifts noted above.

At  the  end  of  each  quarter,  all  employees  are  required  to  complete  a  “Quarterly

Report  of  Gifts  and  Entertainment  Received  or  Given”  form  reporting  (i)  all entertainment  given  and  received  by  the  Employee  for  that  quarter  with  a  value of $100 or more (measured per item, or, in the case of group dinners or tickets to sporting  events  and  the  like,  measured  per  person),  (ii)  all  gifts  other  than  token promotional  items,  and  (iii)  without  regard  to  value,  (A)  any  gift  given  to  or received  from  a  Government  Official  (including  any  foreign,  state  or  municipal political  or  campaign  contribution),  (B)  any  gift  relating  to  Benefit  Plan  Accounts or  IRAs,  and  (C)  any  gift  given  to  or  received  from  private-sector  unions,  union

officials, or pension or other benefit plans sponsored by such unions.   This report

must be provided to the Chief Compliance Officer (or designee) within 30 days of quarter end, who will maintain records of the same and will report to the Fiduciary

Committee, as appropriate.  The report must include:

•

The recipient’s name;

•

The   name   of   the   individual   or   firm   who   gave   the   gift   or

entertainment;

•

A description of the gift or entertainment;

•

The  date  of  the  event  or  when  the  gift  or  entertainment  was received by the recipient;

•

The names of the employee’s guests who were also involved;

•

Whether  the  provider  of  the  gift  or  entertainment  attended  the event with the recipient;

•

Estimated value of the gift or entertainment;

March 2010

DuPont Capital Management

Code of Ethics policy

•

A description of all airfare paid for by third parties;

•

A description of all paid meals accepted by a recipient from DCM and its employees;

•

Whether    the    recipient    reimbursed    DCM    for    the    gift    or

entertainment and the amount of the reimbursement, if any; and

•

Documentation of any reimbursement.

POLICY    ON    EMPLOYEES’    FAMILY    MEMBERS    COMPENSATED    BY

VENDORS

Need for Policy

The   Firm   is   committed   to   ensuring   compliance   with   all   laws   and   DuPont

Company  policies.   In  addition,  as  a  registered  investment  adviser,  the  Firm  and

its   employees   have   ethical   and   legal   obligations   which   must   be   fulfilled   to

maintain   the   confidence   and   trust   of   our   clients   and   to   protect   the   assets

entrusted to us.

The  purpose of  this  policy  is  to  expand  on  Section  III  “Conflicts  of  Interest”  of  the

DuPont  Company’s  Business  Ethics  Policy  with  respect  to  situations  involving

family  members.   This  is  necessary  because  of  the  sensitivity  in  DCM  business

to  the  effect  of  such  conflicts.    The  intent  is  to  avoid  even  the  appearance  of

impropriety,   which   might   call   into   question   the   quality   of   our   business   and

investment decisions.

Procedures

Where  a  family  member  of  an  employee  is  or  will  be  employed  or  otherwise compensated by one of the Firm’s vendors, e.g., a broker, an external investment manager,  a  general  partner,  a  consultant,  or  a  materials  supplier,  the  employee will  disclose  in  writing  this  relationship  to  his  or  her  manager  or  supervisor.

Section  III  “Conflicts  of  Interest”  of  DuPont’s  policy  and  procedures  states,  “In questions  of  conflict  of  interest,  the  term  ‘family’  should  be  interpreted  broadly.”

This  disclosure  must  be  made  within  5  days  of  such  time  that  the  employee

knows  or  should  have  known  of  the  relationship.    Disclosure  will  include  full

details  of  the  family  member’s  duties  and  the  way  in  which  they  affect  the  Firm.

Any later change of circumstances will be disclosed.

The  manager  may  propose  to  the  Fiduciary  Committee  in  writing  one  of  the following courses of action:

1.

Ruling that the relationship is not a conflict of interest, or

2.

Ruling that the relationship is a conflict of interest and what steps must be taken to remedy it.

A   conflict   of   interest   is   defined   in   Section   III.A.4   of   DuPont’s   policy   and

procedures as a “...circumstance, including family or other personal relationships,

which   might  dissuade   the   employee  from   acting   in   the   best   interest   of   the

Company.”

March 2010

DuPont Capital Management

Code of Ethics policy

In   deciding   on   a   course   of   action,   the   manager   will   consider   whether   the

employee’s  duties,  or  those  of  subordinates,  require  making  decisions  that  could be  influenced  by  the  disclosed  relationship,  the  materiality  of  the  employee’s potential  impact  on  the  family  member’s  or  the  vendor’s  business,  and  the  effect

of  public  disclosure  of  the  relationship.    Employees  at  higher  levels  generally

have  greater  impact  and  their  relationships  present  more  sensitive  issues.   The

manager will also consult with the Fiduciary Committee about relevant precedent.

Any   remedy,   other   than   one   that   results   in   no   compensation   of   the   family

member  by the vendor, will include disclosure on the annual DuPont   Company’s

“Business  Ethics  Survey,”  and  may  also  include  monitoring  of  payments  to  the vendor  versus  history,  verification  of  services  received,  and/or  removal  of  the employee from any process that affects payment to the vendor.

A  ruling  and remedy (as  appropriate)  proposed by the manager or supervisor will be reviewed and approved by the Fiduciary Committee.

Note:  For  information  and  reference  purposes,  please  refer  to  the  “Code  of

Ethics and Standards of Professional Conduct” issued by the CFA Institute.

March 2010

DuPont Capital Management

Code of Ethics policy

Attachment A

PERSONAL SECURITIES PRE-CLEARANCE AND

REPORTING SUMMARY

The  table  below  provides  an  overview  of  requirements  for  transaction  pre-clearance,  quarterly

transaction  reporting  and  annual  holdings  reporting.    If  a  security  or  transaction  is  not  listed,

assume  that  pre-clearance,  quarterly  transaction  reporting  and  annual  holdings  reporting  are required.

March 2010

DuPont Capital Management

Code of Ethics policy

March 2010

DuPont Capital Management

Code of Ethics policy

IMPORTANT REMINDERS:

Pre-clearance  is  granted  for  a  maximum  of  two  business  days,  the  business  day  on  which  the transaction is cleared and the next business day.

Short-term profits are prohibited and must be donated to charity.

Personal  trades  that  are  pre-cleared  can  still  result  in  potential  conflicts  with  trades  in

clients’  accounts.   Pre-clearance  helps  avoid  many  potential  conflicts,  but  the  nature  of

securities   markets   makes   it   impossible   to   implement   a   comprehensive   automated

process.   You are personally responsible for avoiding any conflicts with client portfolios for which

you  make  or  help  make  investment  recommendations.   Receiving  pre-clearance  for  a  trade  does

not relieve you of that responsibility.

March 2010